UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2023

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously reported, on June 27, 2023, the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court") entered an order (the “Confirmation Order”) confirming National CineMedia, LLC’s (“NCM LLC”) Modified First Amended Plan of Reorganization of National CineMedia, LLC Pursuant to Chapter 11 of the Bankruptcy Code (as amended, modified, or supplemented from time to time, the “Plan”) and approving the Disclosure Statement on a final basis. A description of the Plan is included under Item 1.03 of the Current Report on Form 8-K of the Company filed June 27, 2023 and is incorporated by reference. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to them in the Plan.
Following confirmation of the Plan, on August 7, 2023, all the conditions to effectiveness of the Plan were satisfied or waived, the Restructuring Transactions were substantially consummated, and NCM LLC emerged from bankruptcy (the “Effective Date”). Among other things, on the Effective Date, in accordance with the Plan, National CineMedia, Inc. ("NCM, Inc." or the "Company") transferred approximately $15.5 million to NCM LLC consistent with the NCMI 9019 Settlement, NCM LLC assumed certain unexpired Executory Contracts and Unexpired Leases, including AMC’s and Cinemark’s ESAs, all Common Units under the LLC Agreement were canceled and extinguished, NCM LLC commenced distributions to creditors, including the issuance of shares of NCMI Common Stock to Holders of Secured Debt Claims, and NCM LLC entered into an Exit Facility to support operations upon emergence, as described herein.
Item 1.01    Entry into a Material Definitive Agreement
Loan, Security and Guarantee Agreement - On August 7, 2023, NCM LLC entered into a Loan, Security and Guarantee Agreement (the “Credit Agreement”) with the lenders party thereto and CIT Northbridge Credit LLC as agent.
Under the Credit Agreement, NCM LLC has access to a revolving credit facility with aggregate commitments totaling $55,000,000 (the “Credit Facility”). The Credit Facility has the following terms:
•The proceeds of the Credit Facility may be used for, inter alia, working capital and capital expenditures.
•The Credit Facility will mature on August 7, 2026.
•The interest rate under the Credit Facility is a base rate or SOFR benchmark plus (i) 3.75% if less than 50% of revolving commitments are utilized or (ii) 4.50% if 50% or more of revolving commitments are utilized (utilizing the average revolver usage for the prior calendar month as a benchmark for this determination).
The Credit Agreement also contains a financial maintenance covenant requiring that the fixed charge coverage ratio ending on the last day of each fiscal month is at least 1.1 to 1.0 during a “Trigger Period.” A Trigger Period begins upon (i) an event of default or (ii) if availability is less than the greater of (a) $5,000,000 and (b) 10% of aggregate revolving commitments. A Trigger Period ends only if (i) no event of default existed for the preceding thirty (30) consecutive days and (ii) availability is greater than both (a) $5,000,000 and (b) 10% of aggregate revolving commitments.
Upon the effectiveness of the Credit Agreement, NCM LLC immediately drew $10 million from the facility, which represents the only amounts currently outstanding under the Credit Facility.
The Credit Agreement also contains customary representations, warranties, covenants, events of default, terms and conditions, including limitations on liens, incurrence of debt, mergers and significant asset dispositions.
The above description of the terms of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this 8-K and incorporated by reference herein.

Amendment to National CineMedia LLC Operating Agreement - On August 7, 2023 NCM LLC entered into a Fifth Amendment to NCM LLC’s Third Amended and Restated Limited Liability Company Operating Agreement (the “LLC Agreement Amendment”). The LLC Agreement Amendment reflects modifications necessary due to the Chapter 11 case, including clarifications regarding a quorum and amendments requiring only a majority of the outstanding units, the Credit Agreement, the issuance of the Series B Preferred Stock (defined below), and other general clarifications. The foregoing descriptions of the LLC Agreement Amendment is qualified in its entirety by reference to the copy of the LLC Agreement Amendment filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference.
Director Designation Agreement - On August 7, 2023, the Company entered into a Director Designation Agreement (the “Designation Agreement”) among the Company, the Consenting Creditor Designation Committee (the “Designation Committee”) and Blantyre Capital Limited (“Blantyre”) in accordance with the Plan. The Designation Agreement provides for the designation of up to six directors, three of whom must be independent, by the Designation Committee and Blantyre.
Designation Committee Rights. During the Committee Designation Period (defined below), the Designation Committee shall have the right to designate a specified number of directors based on the percentage of the issued and outstanding equity interests of the Company and NCM LLC on an as converted to Common Stock basis (“NCMI Interests”) that is owned by the Consenting Creditors (as defined in the Designation Agreement). The number of directors that may be designated is based on the following: (i) up to six directors, three of whom must be independent, as long as the Consenting Creditors hold at least 56% of the NCMI Interests as of any applicable Attestation Date, as defined in the Designation Agreement; (ii) up to five directors, two of whom must be independent, as long as the Consenting Creditors hold less than 56% but at least 50% of the NCMI Interests as of any applicable Attestation Date; (iii) up to four directors, two of whom must be independent, as long as the Consenting Creditors hold less than 50% but at least 34% of the NCMI Interests as of any applicable Attestation Date; (iv) up to three directors, one of whom must be independent, as long as the Consenting Creditors hold less than 34% but at least 23% of the NCMI Interests as of any applicable Attestation Date; (v) up to two directors, one of whom must be independent, as long as the Consenting Creditors hold less than 23% but at least 12% of the NCMI Interests as of any applicable Attestation Date; and (vi) one director as long as the Consenting Creditors hold less than 12% but at least 5% of the NCMI Interests as of any applicable Attestation Date. In each case, the number of directors that may be designated by the Designation Committee shall be reduced by the number of directors appointed by Blantyre, whose rights are described below.
The “Committee Designation Period” will end on the earliest to occur of (i) the day following the Company’s 2025 annual general meeting of its stockholders and (ii) the Attestation Date, if any, on which the Consenting Creditors collectively cease to hold, or manage funds or accounts that hold, at least 5% of the NCMI Interests. Each year prior to the Company’s stockholder meeting, the Company will reach out to the Consenting Creditors to determine their individual and collective ownership of the NCMI Interests for purposes of determining the number of directors to be designated by the Designation Committee.
In the event that a member of the Designation Committee ceases to own at least 50% of the NCMI Interests it held as of August 7, 2023, then the member will be replaced by another Consenting Creditor as determined by the Company subject to the conditions in the Designation Agreement.
Blantyre Rights. During the Blantyre Designation Period (defined below), Blantyre shall have the right to designate (i) two directors, one of whom must be independent, as long as Blantyre holds at least 15% of the NCMI Interests and (ii) one director as long as Blantyre holds less than 15% but at least 10% of the NCMI Interests.
The “Blantyre Designation Period” will end on the earlier of (i) the day following the Company’s 2026 annual general meeting of its stockholders and (ii) the date, if any, on which Blantyre ceases to hold, or manage funds or accounts that hold, at least 10% of the NCMI Interests.
The foregoing descriptions of the Designation Agreement is qualified in its entirety by reference to the copy of the Designation Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference.
Item 1.03    Bankruptcy or Receivership

The information contained in the Introductory Note of this Current Report on Form 8-K related to the NCM LLC's emergence from Chapter 11 is incorporated by reference.
Following NCM LLC’s emergence from Chapter 11 and the issuances of Common Stock and Series B Preferred Stock described in Item 3.02 below, the issued and outstanding equity interests in NCM, Inc. consisted of 96,779,983 shares of Common Stock and 50 shares of Series B Preferred Stock, and the issued and outstanding equity interests in NCM LLC consisted of 96,779,983 common units, all of which were owned by NCM, Inc.
As of June 30, 2023, the total assets and liabilities of NCM LLC were approximately $736.0 million and $1,276.9 million, respectively. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.
Item 2.01     Completion of Acquisition or Disposition of Assets
As previously disclosed, upon filing the Chapter 11 case and in accordance with applicable GAAP, the Company concluded that NCM, Inc. no longer controlled NCM LLC for accounting purposes as of the Petition Date as NCM LLC was under the control of the Bankruptcy Court, and therefore, NCM LLC was deconsolidated from the Company’s consolidated financial statements prospectively.
As described in the Introductory Note of this Current Report on Form 8-K, NCM LLC emerged from bankruptcy on the Effective Date and retained ownership and regained control of NCM LLC. NCM LLC will be consolidated into the Company’s consolidated financial statements prospectively as of the Effective Date.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is incorporated by reference.
Item 3.02    Unregistered Sales of Equity Securities.
Common Stock
The information contained in the Introductory Note of this Current Report on Form 8-K related to the issuance of Common Stock to the secured lenders is incorporated by reference. As provided by the Plan, the Company issued 83,420,199 shares of the Company's Common Stock, with a par value of $0.01, to the Holders of Secured Debt Claims.
Series B Preferred Stock
Pursuant to the Plan, NCM, Inc. was required to issue a number of shares of NCM, Inc. Series B Preferred Stock (the “Series B Preferred Stock”) to Thomas Lesinski, Chief Executive Officer. On August 7, 2023, NCM, Inc. issued 50 shares of Series B Preferred Stock to Thomas Lesinski.
The Confirmation Order and Plan provide that the issuance of the Common Stock and Series B Preferred Stock is exempt from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code.
Item 3.03    Material Modification to Rights of Security Holders.
The information contained in Item 3.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 7, 2023, Lawrence A. Goodman, Kurt Hall, Mark Segall, Donna Reisman and Mark Zoradi notified the Company of their resignations from the Company’s Board of Directors (the “Board”), effective immediately in connection with the Effective Date. The resignations did not result from any disagreement with NCM, Inc.

On August 7, 2023, the Board elected Bernadette Aulestia, Nicholas Bell, Tiago Lourenço, Joe Marchese, Jean-Phillipe Maheu and Lauren Zalaznick as members of the Board. These individuals were appointed to fill the vacancies created by the resignations of Renana Teperberg on September 7, 2022 and of Lawrence A. Goodman, Kurt Hall, Mark Segall, Donna Reisman and Mark Zoradi on August 7, 2023, as well as in connection with the emergence from bankruptcy. The Required Consenting Creditors, as defined in the Plan, designated the initial slate as required by the Plan.
The Board also confirmed the appointment of Ms. Zalaznick as Chair of the Board.
In addition, the Board confirmed the appointment of David Glazek and Mr. Maheu to the Audit Committee. Following these appointments, the Audit Committee is composed of Juliana Hill, as chair, Mr. Glazek, and Mr. Maheu.
Further, the Board confirmed the appointment of Ms. Aulestia and Mr. Lourenço to the Nominating and Governance Committee. Following these appointments, the Nominating and Governance Committee is composed of Ms. Aulestia, as chair, Mr. Glazek and Mr. Lourenço.
The Board confirmed the appointment of Mr. Bell, Mr. Lourenço, Mr. Marchese and Ms. Zalaznick to the Compensation Committee. Following these appointments, the Compensation Committee is composed of Ms. Zalaznick, as interim chair, Mr. Bell, Mr. Lourenço and Mr. Marchese.
Ms. Zalaznick is currently a principal at Yorick, LLC through which she serves as an investor and advisor to global companies at every stage of maturity focused on content, marketing, sales and direct-to-consumer strategies (since 2014) and she has served as a Senior Advisor to The Boston Consulting Group in the Global TMT Practice since 2015. From 2004 to 2014, Ms. Zalaznick held progressive positions of leadership within NBCUniversal. Currently, Ms. Zalaznick serves as a director of The RTL Group, a Bertelsmann Company (since 2018) (OTCMKTS: RGLXY) and GoPro Corporation (since 2017) (NASDAQ: GPRO). She previously served as a director of The Nielsen Corporation (from 2016 until its acquisition in 2022) (NYSE: NLSN).
Ms. Aulestia is currently a director at Nexstar Media (NASDAQ: NXST) and Denny’s (NASDAQ: DENN) and several other private companies. Ms. Aulestia served as Chief Revenue and Growth Officer and advisor of Callisto Media in 2022. Prior to Callisto Media, Ms. Aulestia was President, Global Distribution (2018-2019) and Executive Vice President, Global Distribution (2015-2018), Executive Vice President, Domestic Network & Digital Distribution (2013-2015), and Senior Vice President, Domestic Network & Digital Distribution at HBO, Inc. Prior to HBO, Ms. Aulestia held positions at Univision Communications, Inc., Turner Broadcasting Systems, Inc., and Kidder Peabody, Inc.
Mr. Bell has been the Chief Executive Officer of Fanatics Live since January 2023. Prior to Fanatics Live, Mr. Bell was the Senior Director & Head of Product, Google Images, at Google from 2020-2023, a Co-Founder & managing Partner at Attention Capital from 2019-2020, the Vice Global Head of Content & Partnership at Snap from 2014 to 2019, and Senior Vice-President, Digital Products, News Corporation from 2013 to 2014.
Mr. Lourenço is a Partner at Blantyre Capital, having joined the firm in 2020. Prior to this, he was a Vice President at Oaktree Capital Management for 7 years in the distressed opportunities group. Prior to Oaktree, Mr. Lourenço worked at Goldman Sachs and Bain & Company. He holds a B.Sc. in Economics and a M.Sc. in Finance from Nova School of Business and Economics.
Mr. Marchese has been the Chief Executive Officer of Attention Capital since 2019, the Co-Founder and Executive Chairman of Human Ventures, since 2015, and a Partner/Co-Founder of Casa Komos Brands Group, since 2019. Previously, Mr. Marchese served as President of Advertising Revenue for Fox Networks Group from 2015 to 2019. Prior to Fox Networks, Mr. Marchese held other various roles as a media executive, management consultant and multiple time entrepreneur. Mr. Marchese has been a member of the board of directors of Clear Channel Outdoor Group (NYSE: CCO) since 2019.
Mr. Maheu served in various leadership roles at Twitter from 2013 to 2022, most recently as Global Vice President, Client Solutions & Advertising Sales (2021-2022). He was also Vice President, US Client Solutions (2015-2021) and Managing Director, Global Brand & Agency Strategy (2013-2015). Prior to Twitter, Mr. Maheu was the CEO of Bluefin Labs, the CEO of Razorfish, Global CEO of Publicis Modem, and Chief Digital Officer,

North America of Ogilvy & Mather. Mr. Maheu also serves as an advisor and director to various growth stage companies.
The Board has determined that Ms. Zalaznick, Ms. Aulestia, Mr. Bell, Mr. Marchese and Mr. Maheu are independent directors as determined by the rules of the Nasdaq Stock Market. There are no family relationships between Ms. Zalaznick, Ms. Aulestia, Mr. Bell, Mr. Marchese, Mr. Lourenço, Mr. Maheu and any director or executive officer of the Company. None of Ms. Zalaznick, Ms. Aulestia, Mr. Bell, Mr. Marchese, Mr. Lourenço or Mr. Maheu has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Ms. Zalaznick, Ms. Aulestia, Mr. Bell, Mr. Marchese, Mr. Lourenço and Mr. Maheu will be eligible to receive compensation in accordance with the Company’s standard arrangements for non-employee directors, as described under “Non-Employee Director Compensation” in the Company’s definitive proxy statement filed on March 23, 2022.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Issuance of Series B Preferred Stock
On August 7, 2023, the Company filed a Certificate of Designation for the Company’s Series B Non-Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”). The following is only a summary of the Certificate of Designation, and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference.
Designation, Amount, and Par Value. The number of shares of Series B Preferred Stock designated is 50. The shares of Series B Preferred Stock have a par value of $0.01 per share.
Optional Redemption and Liquidation Right. At any time following the third anniversary of the date of issuance, the Company shall have the right to redeem, and the holder of the shares of Series B Preferred Stock shall have the right to cause the Company to redeem, all or any portion of the then-outstanding shares at a price equal to $1,000 per share (the “Liquidation Preference”).
Dividends and Economic Rights. The Series B Preferred Stock shall be entitled to receive cumulative dividends accruing on a daily basis in arrears at the dividend rate of 11.0% on the Liquidation Preference as declared by the Board of Directors.
Conversion. The Series B Preferred Stock will not be convertible or exchangeable for Common Stock.
Voting Rights. The holders of Series B Preferred Stock shall not have the right to vote with the holders of shares of Common Stock.
Item 7.01    Regulation FD Disclosure.
On August 7, 2023, the Company issued a press release announcing NCM LLC’s emergence from Chapter 11. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act.
Item 8.01    Other Events.
Cancellation of Common Stock
As previously disclosed in a Current Report on Form 8-K dated June 5, 2023, NCM LLC, Regal Cinemas, Inc. (“Regal”) and certain of Regal’s affiliates entered into a joint venture termination and settlement agreement, dated June 3, 2023 pursuant to which Regal and its affiliates agreed to surrender all shares in the Company on the Effective Date of the Plan. As such, on August 7, 2023, Regal surrendered all shares of its Common Stock in the Company for cancellation. At the time of cancellation, Regal owned 4,068,380 shares of Common Stock in the

Company, reducing the shares of Common Stock issued and outstanding from 17,428,164 to 13,359,784 prior to giving effect to the issuance of Common Stock to the secured lenders described in the Introductory Note and Item 3.02 above.
Series A Preferred Stock
On June 27, 2023, the Company issued 5,000,000 shares of its Series A Preferred Stock to Omni Agent Solutions, Inc., in its capacity as nominee. The issuance was required by the Plan to allow the holders of the Series A Preferred Stock to vote at the Special Meeting of Stockholders on August 2, 2023 (the “Special Meeting”). Following the Special Meeting, all shares of Series A Preferred Stock were cancelled on August 7, 2023.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Designation Series B Preferred Stock
10.1
Loan, Security and Guarantee Agreement dated as of August 7, 2023, by and among National CineMedia, LLC, the certain financial institutions party thereto as Lenders, and CIT Northbridge Credit LLC as Agent, Sole Lead Arranger and Sole Bookrunner.

10.2	Fifth Amendment to the Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC
10.3	Director Designation Agreement
99.1	Press Release of National CineMedia, Inc. dated August 7, 2023.
99.2	Modified First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated June 25, 2023 (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed on June 27, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: August 7, 2023	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng
Chief Financial Officer